                                                                Exhibit 10.3

              EARLY SEPARATION AGREEMENT AND MUTUAL GENERAL RELEASE

         This Early Separation Agreement and Mutual General Release (the "Agreement") is made and entered into as of the "Early Separation Date" (as defined below), by and between ViaCell, Inc., a Delaware corporation ("ViaCell"), its predecessors, successors, assigns, officers, directors, stockholders, agents, and employees (hereinafter referred to as the "Company") and Cynthia A. Fisher, 186 Park Street, Newton, MA 02158, her executors, heirs, administrators, and assigns (hereinafter "Executive").

         In consideration of the promises, conditions and representations set forth herein, the separation package being provided to Executive by the Company as set forth below, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged by the Company and Executive (hereinafter sometimes referred to collectively as the "Parties"), the Parties hereby agree as follows:

1. SEPARATION FROM EMPLOYMENT. Executive hereby confirms her separation from employment with ViaCell and from her position as President of ViaCell and its subsidiary, ViaCord, Inc., a Delaware corporation, effective the close of business on the earlier of (i) the date this Agreement is approved by the Board of Directors of the Company or (ii) February 7, 2001 (the "Early Separation Date") and the Company acknowledges such separation. The Company and Executive expressly acknowledge and agree that this Agreement supercedes and replaces the Employment Agreement dated as of April 11,2000 by and between the Company and Executive, which Employment Agreement is hereby terminated in all respects and has no further force and effect, except as specified in this Agreement.

2. COMPENSATION, INSURANCE AND BENEFITS.

         a. SALARY CONTINUATION. Executive acknowledges that she has been paid all salary and benefits, including unused vacation, accrued through the Early Separation Date. From the Early Separation Date through the first anniversary of the Early Separation Date (the "Severance Period"), the Company shall pay Executive her current rate of pay of $185,000 (the "Severance Payment"), less applicable withholding taxes and deductions. The Severance Payment will be made in substantially equal bi-weekly installments beginning on the Early Separation Date. Executive agrees that upon receipt by Executive of all such installments this Severance Payment shall constitute full satisfaction of any obligations to pay salary compensation under any agreement.

         b. PERFORMANCE BONUSES.

              (i) 2000 BONUS. Executive shall be paid a performance bonus for the 2000 fiscal year consisting of(i) $10,000 in cash (gross), and (ii) 10,000 shares of the Company's Common Stock, for $0.01 par value per share. Such bonus shall be paid to Executive on the Early Separation Date.

              (ii) 2001 BONUS. Provided that Executive has not breached any of the terms of this Agreement, Executive shall be paid a performance bonus for the 2001 fiscal year consisting of 10,000 shares of the Company's Common Stock. Any such bonus shall be paid to Executive on January 2, 2002.

              c. INSURANCE COVERAGE. Executive shall be entitled to continued coverage for the Company's health and dental insurance plans at the Company's expense during the Severance Period or until the earlier acceptance by Executive of new full-time employment. If Executive has not accepted new full-time employment by the end of the Severance Period, Executive shall be entitled to continue thereafter health and dental coverage under COBRA. In the event Executive elects to continue such health and dental coverage under COBRA, Executive shall do so at her own expense by paying a premium amount equal to, or computed on the basis of, the amount that the Company charges to its former employees for such coverage, but in no event more than the maximum amount that the Company is permitted to charge by law during the remainder of the period allowed by applicable law. Also during the Severance Period, the Executive's life insurance coverage shall be continued.

              d. STOCK OPTIONS. The stock options granted to Executive on April 11, 2000 to purchase 250,000 shares of the Company's Common Stock, $.0l par value per share (the "Stock Options") under the Company's 1998 Equity Incentive Plan (the "Plan"), shall be accelerated and become fully vested and exercisable on the Early Separation Date. Executive shall be permitted to exercise the Stock Options at any time prior to the fifth anniversary of the date of grant of such options, in accordance with the terms of the Plan and the stock option agreements, certificates or other writings issued thereunder (as modified by this Agreement), which documents are herein incorporated by reference. Notwithstanding the foregoing, Executive acknowledges that she must exercise the Stock Options within three (3) months from the Early Separation Date in order for the Stock Options to be treated as incentive stock options under the Internal Revenue Code of 1986, as amended.

              e. EXPENSE REIMBURSEMENT. The Company shall reimburse Executive for reasonable home office, administrative costs and other business expenses up to $10,000, upon presentation of appropriate documentation. The Company shall also reimburse Executive for expenses previously incurred by her for which she is entitled to reimbursement under the Employment Agreement as of the Early Separation Date.

              f. CESSATION OF BENEFITS. Unless otherwise provided for expressly in this Agreement, all other benefits will cease as of the Termination Date, including without limitation, the accrual of vacation time and 401K participation.

              g. FEES AND EXPENSES. The Company shall reimburse Executive for, or pay directly on her behalf, the reasonable legal fees and expenses incurred by Executive in connection with the negotiation, preparation and review of this Agreement up to a maximum of $4,000.

              h. COMMITTEE PARTICIPATION. The parties agree that during the Severance Period, so long as Executive remains as a member of the American Association of Blood Bank's Cord Blood Standards Committee and the Stem Cell Standards Subcommittee and related Standards Setting Committees (collectively, the "Standards Committees") and the American Society of Hematology and the International Society of Hematopoietic and Graft Engineering (together with the Standards Committees, the "Committees"), the Company shall provide Executive with such non-compensated affiliation and other written credentials as may be necessary or reasonably requested by Executive to retain her membership on the Committees. In addition, during the Severance Period, the Company will provide Executive with minutes of the meetings of the Medical Science Advisory Board.

3. CONTINUED MEMBERSHIP ON THE COMPANY'S BOARD OF DIRECTORS; STOCKHOLDER RIGHTS. Executive will remain a member of the Company's Board of Directors (the "Board") after the Early Separation Date and will have rights as a stockholder of the Company, each in accordance with, and subject to, applicable provisions of law and the Agreement and Plan of Merger dated as of April 11, 2000, by and among the Company, ViaCell Acquisition Corporation, ViaCord, Inc. and the stockholders of ViaCord, Inc. listed therein, the Company's certificate of incorporation and by-laws, as in effect from time to time, and the Amended and Restated Stockholders Agreement dated as of November 10, 2000 among the Company and the Stockholders named therein and the Amended and Restated Investor Rights Agreement dated as of November 10, 2000 among the Company and the Investors named therein. For greater certainty, the Company shall not withhold from Executive in her capacity as a director or stockholder of the Company any information or access to personnel made available or given to any other non-employee director or stockholder of the Company in their capacities as such.

4. COMMUNICATIONS RELATING TO EARLY SEPARATION; NONDISPARAGEMENT; REFERENCES.

         a. COMMUNICATIONS REGARDING DEPARTURE. Executive agrees that she will not communicate with any third parties about the Company or the circumstances of her departure from the Company except in accordance with the statement attached hereto as EXHIBIT A. The Company agrees that it will not communicate with any third parties about Executive or the circumstances of her departure from the Company except in accordance with the statement attached hereto as Exhibit A.

         b. NONDISPARAGEMENT BY EXECUTIVE. Executive agrees that she will not disparage or make negative statements (or induce or encourage others to disparage or make negative statements) about the Company or any of its past or present officers, directors, agents, employees, attorneys, successors and assigns, including, without limitation, disparaging any of such parties in connection with disclosing the facts or circumstances surrounding her separation from employment with the Company or criticizing the Company's business strategy. For the purposes of this subparagraph, the term "disparage" means any comments or statements which would adversely affect in any manner: (i) the conduct of the Company's business; or (ii) the business reputation or relationships of the Company and/or any of its past or present officers, directors, agents, employees, attorneys, successors and assigns.

         c. NONDISPARAGEMENT BY THE COMPANY. The Company agrees not to disparage or make negative statements (or induce or encourage others to disparage or make negative statements) about Executive, including, without limitation, disparaging Executive in connection with disclosing the facts or circumstances surrounding her separation from employment with the Company or criticizing her performance as an employee or executive officer of the Company Executive. For purposes of this subparagraph, the term "disparage" means any statements made by the Company's executive officers or members of its Board, or any statements made officially by the Company, as applicable, that adversely affect in any manner Executive's personal or professional reputation.

5. COMPANY DOCUMENTS AND PROPERTY; EXECUTIVE'S PROPERTY.

         a. For a period of three months from the Early Separation Date, the Company agrees to make available Executive with current non-proprietary biotechnology industry materials purchased by the Company, including publications such as BioWorld, BioCentury, etc. These publications will be made available to Executive off site.

         Other than with respect to such publications, and except as provided in
Section 3 hereof, Executive shall have no access to proprietary materials, documents or information of the Company, nor access to Company personnel, in their capacity as employees of the Company.

         b. Executive agrees not to copy or take any books, notes or documents belonging to the Company without its express written consent. In this regard, Executive acknowledges that she has had access to confidential, sensitive or proprietary information during the course of her employment with the Company. Unless compelled by judicial process, Executive agrees that she will not, for herself or any other person or entity, directly or indirectly divulge, communicate or in any way make use of any confidential, sensitive, or proprietary information acquired in the performance of her services for the Company without the prior written consent of the Company. Upon receipt of judicial process or governmental request for such information, Executive shall immediately notify the Company and shall cooperate with the Company in efforts to limit such disclosure and shall not make such disclosure unless compelled to do so. For the purpose of this Agreement, "confidential, sensitive or proprietary information" means all confidential and/or proprietary information of the Company, whether arising under statute, common law or otherwise, but specifically excluding therefrom, information that: (i) is generally known to those skilled in a life sciences or biotechnology field, including the field of human stem cells; (ii) is lawfully acquired or independently developed by Executive; or (iii) or is publicly available, provided that if the Company has organized or otherwise compiled publicly available information into a search result, report or other form, then such result, report or form is confidential, sensitive or proprietary information, unless such result, report or form is or becomes publicly available (through no fault of Executive) in a form identical to the form created or maintained by the Company, or unless the information contained in such result, report or form is compiled, gathered or otherwise lawfully replicated into a result, report or other form by or for Executive.

         c. If Executive has not already done so, Executive shall return to the Company all papers and other media, files, documents, computers, reference guides, equipment, keys, identification, building passes, credit cards, software, computer access codes, disks and institutional manuals, or other any property belonging to the Company on or before the Early Separation Date. Executive shall not retain any copies, duplicates, reproductions or excerpts thereof.

         d. If the Company has not already done so, the Company shall give Executive access during regular office hours to the Company's offices for purposes of retrieving any of her personal property items which have not been retrieved. This access shall be on a one time basis and shall take place prior to February 7, 2001. In addition, Executive shall be entitled to retain, without any expense or other consideration payable by her, her laptop computer, and Palm Pilot, and accessories and equipment related to these items.

6. NONDISCLOSURE OF CONFIDENTIAL INFORMATION. Executive shall continue to be bound by the terms of the Non-Competition and Assignment of Inventions Agreement dated as of April 11, 2000 (the "Non-Competition Agreement") attached hereto as EXHIBIT B, regarding confidential information, inventions, intellectual property, proprietary information, non-solicitation and non-competition obligations, which agreement is incorporated herein by reference.

7. COMPANY INDEMNIFICATION. Nothing in this Agreement shall limit any right the Executive may have under the Company's by-laws or applicable law to be indemnified by the Company with certain acts or omissions taken in good faith during the Executive's employment.

8. EXECUTIVE GENERAL RELEASE. In consideration of the payment of continued salary and other benefits set forth in this Agreement, Executive for herself, executors, heirs, administrators, assigns, and anyone else claiming by, through or under her, irrevocably and unconditionally, releases, and forever discharges the Company from, and with respect to, any and all debts, demands, actions, causes of action, suits, covenants, contracts, wages, bonuses, damages and any and all claims, demands, liabilities, and expenses (including attorneys' fees and costs) whatsoever of any name or nature both in law and in equity ("Claim") which Executive now has, ever had or may in the future have against the Company by reason of any matter, cause or thing which has happened, developed or occurred before the signing of this Agreement, including, but not limited to, any and all suits in tort or contract, and any Claims or suits relating to salary, wages, bonuses and commissions, the breach of an oral or written contract, misrepresentation, defamation, and interference with prospective economic advantage, interference with contract, intentional and negligent infliction of emotional distress, negligence, breach of the covenant of good faith and fair dealing, and Claims arising out of, based on, or connected with her employment by the Company and the termination of that employment as set forth in this Agreement, including any causes of action or Claims for unlawful employment discrimination of any kind, arising under or based on Title VII of the Civil Rights Act of 1964, as amended; the Equal Pay Act of 1963; the Massachusetts Fair Employment Practices Act M.G.L. c.151B et seq.; the Massachusetts Civil Rights Act; the Massachusetts Equal Rights Law and any other state or federal equal employment opportunity or anti-discrimination law, policy, order or regulation affecting or relating to Claims or rights of employees, which Executive ever had, now has, or claims to have against the Company; except that the foregoing Release excludes any rights, obligations, duties and provisions of this Agreement and of the other Separation Documents (as defined below). Executive further agrees not to institute any charge, complaint, or lawsuit to challenge the validity of this Agreement or the circumstances surrounding its execution. Executive waives any right or claim to reinstatement or re-employment by ViaCell, Inc. or ViaCord, Inc.

9. COMPANY GENERAL RELEASE. In consideration of this Agreement and Executive's General Release, the receipt and sufficiency of which the Company hereby acknowledges, the Company for itself and for each of its predecessors, successors, assigns, officers, directors, stockholders, agents and employees and for its former, current or future stockholders and each of their respective legal representatives, successors and anyone else claiming by, through or under the Company, irrevocably and unconditionally, releases, and forever discharges Executive and each of her executors, heirs, administrators and assigns from, and with respect to, any and all debts, demands, actions, causes of action, suits, covenants, contracts, damages and any and all claims, demands, liabilities, and expenses (including attorneys' fees and costs) whatsoever of any name or nature both in law and in equity ("Claim") which the Company now has, ever had or may in the future have against Executive by reason of any matter, cause or thing which has happened, developed or occurred before the signing of this Agreement, including, but not limited to, any and all suits in tort or contract, and any Claims or suits relating to the breach of an oral or written contract, misrepresentation, defamation, and interference with prospective economic advantage, interference with contract, intentional and negligent infliction of emotional distress, negligence, breach of the covenant of good faith and fair dealing, and Claims arising out of, based on, or connected with her employment or other dealings with the Company and the termination of that employment as set forth in this Agreement, which the Company ever had, now has, or claims to have against Executive; except that the foregoing Release excludes any rights, obligations, duties and provisions of this Agreement and of the other Separation Documents. The Company further agrees not to institute any charge, complaint, or lawsuit to challenge the validity of this Agreement or the circumstances surrounding its execution.

10. NONADMISSIONS CLAUSE. It is understood and agreed that this Agreement does not constitute any admission by the Company that any action taken with respect to Executive was unlawful or wrongful, or that such action constituted a breach of contract or violated any federal or state law, policy, rule or regulation. It is understood and agreed that this Agreement does not constitute any admission by Executive that any action taken with respect to the Company was unlawful or wrongful, or that such action constituted a breach of contract or violated any federal or state law, policy, rule or regulation.

11. NONDISCLOSURE OF THIS AGREEMENT. Executive expressly agrees, and hereby instructs her accountants, tax advisors, attorneys and immediate family, if any, that the nature and terms of this Agreement are confidential, and expressly agrees not to discuss or disclose them, or the facts and contentions contained therein, without the prior written consent of the Company, with or to any person, except to the Internal Revenue Service, state tax authorities, her accountants or tax advisors, her attorneys, her immediate family, her healthcare provider, or as required by law.

12. BREACH. Executive agrees that the compensation and benefits contained in this Agreement and which flow to her from the Company are subject to termination, reduction or cancellation in the event that she takes any action or engages in any conduct deemed by the Company to be in violation of this Agreement. In the event that Executive institutes legal proceedings to enforce this Agreement, she agrees that the sole remedy available to her shall be enforcement of the terms of this Agreement and/or a claim for damages resulting from the breach of this Agreement, but that under no circumstances shall she be entitled to receive or collect any damages for claims that she has released under this Agreement in accordance with the General Release contained in Section 8 of this Agreement. In the event that the Company institutes legal proceedings to enforce this Agreement, the Company agrees that under no circumstances shall the Company be entitled to receive or collect any damages for claims that the Company has released under this Agreement in accordance with the General Release contained in Section 9 of this Agreement.

13. REPRESENTATIONS. Executive acknowledges that in exchange for entering into this Agreements she has received good and valuable consideration in excess of that to which she would otherwise have been entitled in the absence of this Agreement. This consideration includes, but is not limited to, the Company's continuing her salary as described in Section 2. Executive further acknowledges the sufficiency of that consideration.

14. TIME TO CONSIDER AGREEMENT. Executive acknowledges that she has had ample opportunity to consult with and review this Agreement with an attorney of her choice and has been given a sufficient period of time within which to consider whether to sign this Agreement.

15. SEVERABILITY. If any of the terms of this Agreement shall be held to be invalid and unenforceable, the remaining terms of this Agreement are severable and shall not be affected thereby.

16. ENTIRE AGREEMENT. This Agreement constitute the entire agreement between the parties about or relating to Executive's early separation from employment with the Company, or the Company's obligations to her with respect to her early separation from employment and fully supersedes any and all prior agreements or understanding between the parties. The terms of this Agreement are contractual in nature and not a mere recital, and they shall take effect as a sealed document.

17. GOVERNING LAW. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts, and may not be changed orally, but only by agreement in writing signed by both parties. The parties attest that no other representations were made regarding this Agreement other than those contained herein.

         IN WITNESS WHEREOF, the Company and Executive have executed and delivered this Agreement as an instrument as of the Early Separation Date.

VIACELL, INC.


By: /s/ Marc Beer
   -----------------------------
   Marc Beer
   Chief Executive Officer


EXECUTIVE:


By: /s/ Cynthia A. Fisher
   -----------------------------
   Cynthia A. Fisher

                                    EXHIBIT A


   STATEMENT REGARDING CIRCUMSTANCES OF EXECUTIVE'S DEPARTURE FROM THE COMPANY


                            [Intentionally omitted]

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                                    EXHIBIT B

                NON-COMPETITION/ASSIGNMENT OF INVENTION AGREEMENT

         In consideration of my employment or continued employment by Viacell, Inc. (f/k/a t.Breeders, Inc.), a Delaware corporation, and its successors, subsidiaries, and affiliates (collectively, the "Company"), and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, I agree as follows:

1.       CONFIDENTIALITY

         I understand that the Company continually obtains and develops valuable proprietary and confidential information concerning its business, business relationships, and financial affairs (as further defined below, the "Confidential Information") and valuable Proprietary Materials (as defined below) which may become known to me in connection with my employment.

         I acknowledge that all Proprietary Materials and all Confidential Information are and shall remain the exclusive property of the Company or the third party providing such Proprietary Materials or Confidential Information to myself or the Company. By way of illustration, but not limitation, Confidential Information may include Inventions (as defined below), trade secrets, technical information, know-how, research and development activities of the Company, product and marketing plans, customer and supplier information, and information disclosed to the Company or to me by third parties of a proprietary or confidential nature or under an obligation of confidence. Confidential Information is contained in various media, including without limitation, patent applications, computer programs in object and/or source code, flow charts and other program documentation, manuals, plans, drawings, designs, technical specifications, laboratory notebooks, supplier and customer lists, internal financial data, and other documents and records of the Company, whether or not in writing and whether or not labeled or identified as confidential or proprietary. As used in this Agreement, "Proprietary Materials" shall include, without limitation, the following materials; any and all reagents, substances, chemical compounds, subcellular constituents, cells or cell lines, organisms and progeny, and mutants, as well as any and all derivatives or replications derived from or relating to such materials.

         I agree that I shall not, during the term of my employment and thereafter, publish, disclose, or otherwise make available to any third party, other than employees of the Company, any Confidential Information or Proprietary Materials except as expressly authorized in writing by the Company. I agree that I shall use such Confidential Information and Proprietary Materials only in the performance of my duties for the Company and in accordance with any Company policies regarding the protection of Confidential Information and Proprietary Materials. I agree not to use such Confidential Information or Proprietary Materials for my own benefit or for the benefit of any other person or business entity.

         I agree to exercise all reasonable precautions to protect the integrity and confidentiality of Confidential Information and Proprietary Materials in my possession. I further agree not to remove any Proprietary Materials or materials containing Confidential Information from the Company's premises except to the extent necessary to my employment. Upon the termination of my employment, or at any time upon the Company's request, I shall return immediately to the

Company any and all Proprietary Materials and any materials containing any Confidential Information then in my possession or under my control.

         Confidential Information shall not include information that (a) is or becomes generally known within the Company's industry through no fault of mine;
(b) was known to me at the time it was disclosed as evidenced by my written records at the time of disclosure; (c) is lawfully and in good faith made available to me by a third party who did not derive it from the Company and who imposes no obligation of confidence on me; or (d) is required to be disclosed by a governmental authority or by order of a court of competent jurisdiction, provided that such disclosure is subject to all applicable governmental or judicial protection available for like material and reasonable advance notice is given to the Company.

2.       ASSIGNMENT OF INVENTIONS

         I agree promptly to disclose to the Company any and all ideas, concepts, discoveries, inventions, developments, original works of authorship, software programs, software and systems documentation, trade secrets, technical data, know-how, and Proprietary Materials that relate, directly or indirectly, to the business of the Company or that arise out of my employment with the Company and that are conceived, devised, invented, developed, or reduced to practice or tangible medium either by me, under my direction, or jointly by me and others during any period that I am employed or engaged by the Company, whether or not during normal working hours or on the premises of the Company ("Inventions").

         I understand that the previous paragraph does not apply to developments for which no equipment, supplies, facility or trade secret information of Company was used and which was developed entirely on my own time, and (a) which does not relate (1) to the business or Company or (2) to the Company's actual or demonstrably anticipated research or development, or (b) which does not result from any work performed by me for the Company.

         I hereby assign to the Company all of my right, title, and interest to the Inventions and any and all related patent rights, copyrights, and applications and registrations for such patent rights and copyrights. During and after my employment, I shall cooperate with the Company, at the Company's expense, in obtaining proprietary protection for the Inventions and I shall execute all documents that the Company shall reasonably request in order to perfect the Company's rights in the Inventions. I hereby appoint the Company my attorney to execute and deliver any such documents on my behalf in the event I should fail or refuse to do so within a reasonable period of time following the Company's request. I understand that, to the extent this Agreement shall be construed in accordance with the laws of any state that limits the assignability to the Company of certain employee inventions, this Agreement shall be interpreted not to apply to any such invention that a court rules or the Company agrees is subject to such state limitation.

3.       OTHER BUSINESS RELATIONSHIPS

         I hereby represent to the Company that, except as identified on SCHEDULE A, I am not bound by any agreement or any other previous or existing business relationship that conflicts with or prevents the full performance of my duties and obligations to the Company (including my duties and obligations under this or any other agreement with the Company) during my employment.

         I understand that the Company does not desire to acquire from me any trade secrets, know-how, or confidential business information that I may have acquired from others. Therefore, I agree that during my employment with the Company, I will not improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer, or any other person or entity with whom I have an agreement or to whom I owe a duty to keep such information in confidence. Those persons or entities with whom I have such agreements or to whom I owe such a duty are identified on SCHEDULE A.

4.       NON-COMPETITION

         I understand the secret and proprietary nature of the Confidential Information and Proprietary Materials that I may acquire or develop in performing my services under this Agreement. I acknowledge that if such Confidential Information or Proprietary Materials were transferred to competitors of the Company, it could cause damage to the Company. Therefore, I agree that while I am employed by the Company and for a period of one (1) year after termination or cessation of such employment for any reason, I shall not engage in any activities in the field of human stem cells (the "Field") without first obtaining the written consent of the Company. I understand and agree that such activities shall include without limitation becoming employed by, serving as a consultant for, becoming a partner in, serving as member of a scientific advisory board (or comparable organization) for, or acting in any manner on behalf of any other for-profit enterprise that conducts activities in the Field. However, if I desire to engage in activities in the Field with respect to which the Company either has no business or does not intend to develop business, the Company agrees not to unreasonably withhold or delay its consent to my engaging in such activities. If the Company has terminated my employment and I have exercised diligent efforts over a period of three months to obtain employment outside the Field, and if I have received a BONAFIDE offer of employment in the Field and the Company withholds its consent to allow me to engage in such employment, the Company agrees to pay me, on a monthly basis during the period beginning upon the date upon which the Company withholds its consent and ending upon the termination of my non-competition obligations under this Agreement, as additional consideration for my obligations under this Agreement, a sum equal to my monthly rate of compensation at the time that my employment with the Company was terminated.

5.       NON-SOLICITATION OF CUSTOMERS

         I agree that during my employment with the Company and for a period of one (1) year after the termination or cessation of such employment for any reason, I shall not solicit, divert, or take away, or attempt to divert or take away, the business or patronage of any actual or prospective clients, customers, or accounts of the Company.

6.       NON-SOLICITATION OF EMPLOYEES

         I agree that during my employment and for a period of one (1) year after the termination or cessation of my employment for any reason, I shall not directly or indirectly recruit, solicit, or hire any employee of the Company, or induce or attempt to induce any employee of the Company to discontinue his or her employment relationship with the Company.

7.       NOTICE OF SUBSEQUENT EMPLOYMENT

         I shall, for a period of one (1) year after the termination or cessation of my employment with the Company, notify the Company of any change of address, and of any subsequent employment (stating the name and address of the employer and the nature of the position) or any other business activity.

8.       NO OBLIGATION OF CONTINUED EMPLOYMENT

         I understand that this Agreement does not constitute a contract of employment or create an obligation on the part of the Company to continue my employment with the Company. I understand that my employment is "at will" and that my obligations under this Agreement shall not be affected by any change in my position, title, or function with, or compensation by, the Company.

9.       MISCELLANEOUS

         All notices required or permitted under this Agreement shall be in writing delivered by a recognized national overnight courier, personal delivery, or facsimile transmission and shall be effective upon receipt. The parties shall designate their addresses and facsimile numbers.

         This Agreement may not be assigned by either party except that the Company may assign this Agreement in connection with the merger, consolidation, or sale of all or substantially all of its business or assets. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and other legal representatives, including, to the extent permitted by the terms of this Agreement, their assignees.

         This Agreement supersedes all prior agreements, written or oral, with respect to the subject matter of this Agreement. This Agreement may be changed only by a written instrument signed by both parties.

         In the event that any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and all other provisions shall remain in full force and effect. If any of the provisions of this Agreement is held to be excessively broad, it shall be reformed and construed by limiting and reducing it so as to be enforceable to the maximum extent permitted by law. I agree that should I violate any obligation imposed on me in this Agreement, I shall continue to be bound by the obligation until a period equal to the term of such obligation has expired without violation of such obligation.

         No delay or omission by the Company in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by the Company on any occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

         I acknowledge that the restrictions contained in this Agreement are necessary for the protection of the business and goodwill of the Company and are reasonable for such purpose. I agree that any breach of this Agreement by me will cause irreparable damage to the Company and that in the event of such breach, the Company shall be entitled, in addition to monetary damages and to any other remedies available to the Company under this Agreement and at law, to equitable relief, including injunctive relief. I agree that should I violate any obligation imposed on me in this Agreement, I shall continue to be bound by the obligation until a period equal to the term of such obligation has expired without violation of such obligation.

         The prevailing party shall be entitled to payment of all costs and expenses incurred by such party in any legal action undertaken in connection with enforcing the provisions of this Agreement, including reasonable attorneys fees.

         This Agreement shall be construed as a sealed instrument and shall in all events and for all purposes be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts without regard to any choice of law principle that would dictate the application of the laws of another jurisdiction. Any action, suit, or other legal proceeding I may commence in order to resolve any matter arising under or relating to any provision of this Agreement shall be commenced only in a court of the Commonwealth of Massachusetts (or, if appropriate, a federal court located within Massachusetts), and I hereby consent to the jurisdiction of such court with respect to any action, suit, or proceeding commenced in such court by the Company.

         I HAVE READ ALL OF THE PROVISIONS OF THIS AGREEMENT AND I UNDERSTAND, AND AGREE TO, EACH OF SUCH PROVISIONS.



Dated:  April 11,2000

/s/ Cynthia A. Fisher
--------------------------------
Cynthia A. Fisher


Acknowledged and agreed to by:
VIACELL, INC.


By: Signature on File
   -----------------------------
   Name:
   Title

                                   SCHEDULE A

                                PRIOR INVENTIONS

The following is a complete list of all Prior Inventions:

 X
_____             No Prior Inventions

_____             See below for description of Prior Inventions

_____             Additional Sheets Attached

If I am claiming any Prior Inventions above, I agree that, if in the course of my employment with the Company, I incorporate into a Company product, process, or machine a Prior Invention owned by me or in which I have an interest, the Company shall automatically be granted and shall have a nonexclusive, royalty-free, irrevocable, transferable, perpetual worldwide license to make, have made, modify, use, and sell such Prior Invention as part of, or in connection with, such product, process, or machine.

                                   SCHEDULE B

                                PRIOR COMMITMENTS